UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

ROCHESTER MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-18933	41-1613227
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rochester Medical Drive, Stewartville, MN 55976
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 533-9600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On January 27, 2011, Rochester Medical Corporation (the “Company”) held its 2011 Annual Meeting of Shareholders. There were 12,175,752 shares of common stock entitled to vote at the meeting; 10,298,413 shares were represented at the meeting in person or by proxy. The Company’s shareholders voted on the following matters:
1.	The election of five directors to serve until the next Annual Meeting of Shareholders;

2.	The ratification of the selection of Grant Thornton LLP as our independent auditor for the fiscal year ending September 30, 2011;

3.	An advisory vote on a non-binding resolution to approve the compensation of our executives disclosed in this proxy statement; and

4.	An advisory vote on a non-binding resolution to determine the frequency (whether annual, biennial or triennial) with which shareholders of the company shall be entitled to have an advisory vote on executive compensation.
The results of the shareholder votes are set forth below:
Board of Directors.

Nominees	For	Withheld	Broker Non-Votes
Darnell L. Boehm	5,398,778	177,262	4,722,373
Anthony J. Conway	5,320,562	255,478	4,722,373
David A. Jonas	5,256,721	319,319	4,722,373
Roger W. Schnobrich	5,397,148	178,892	4,722,373
Benson Smith	5,371,205	204,835	4,722,373
Independent Auditor.

For	Against	Abstain	Broker Non-Votes
10,250,850	26,485	21,078	0
Approval, on an Advisory Basis, of Executive Compensation.

For	Against	Abstain	Broker Non-Votes
4,425,745	166,862	983,433	4,722,373
Advisory Vote on Frequency of Advisory Vote on Executive Compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
2,076,629	1,947,389	564,706	987,316	4,722,373
The Board of Directors will take into consideration the results of the advisory vote on the frequency of shareholder advisory votes on executive compensation stated above, and the Company will report the Board’s determination as to the frequency of such future advisory votes by amendment to this report of Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: February 2, 2011

ROCHESTER MEDICAL CORPORATION
By:	/s/ David A. Jonas
David A. Jonas
Chief Financial Officer